Exhibit (a)(1)(G)

Welcome to the

Fairchild Semiconductor International, Inc.

Stock Option Exchange Program Web Site

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The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center,

Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada)

Welcome to the

Fairchild Semiconductor International, Inc.

Stock Option Exchange Program Web Site

Fairchild Semiconductor International, Inc., by an Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Exchange Offer”), is offering to eligible employees the opportunity to exchange certain outstanding options for restricted stock units. The Exchange Offer will remain open until 11:59 p.m., Eastern Time, on July 7, 2009.

The terms and conditions of the Exchange Offer are provided in the Offer to Exchange document. Before proceeding, you are encouraged to carefully read the Offer to Exchange document and the related documents by clicking on the links below. You should carefully read the program information provided to you in these website links, and you are encouraged to consult your own outside tax, financial and legal advisors before you make any decision whether to participate in the Exchange Offer. No one from Fairchild Semiconductor International, Inc., BNY Mellon or any other entity is, or will be, authorized to provide you with advice, recommendations or additional information in this regard.

•	Offer to Exchange Document, Frequently Asked Questions (FAQ)

•	Form of Restricted Stock Unit Award Agreement

Please click the ‘Continue’ button to log in.

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center,

Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada)

Enter your 9 digit Personal Identification Number (PIN) that was sent on June 9, 2009. Please do not enter spaces.

If you do not have your PIN, contact the BNY Mellon Shareowner Services call center at the numbers below.

Click on the following links to view details of the Fairchild Semiconductor Stock Option Exchange Program:	• Offer to Exchange Document, Frequently Asked Questions (FAQ) • Form of Restricted Stock Unit Award Agreement

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center,

Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada)

Hello, FIRST. Below are your outstanding Stock Option Grants that our records indicate are eligible for exchange in the program.

FIRST LAST

ADDRESS 1

ADDRESS 2

ADDRESS 3

CITY STATE ZIP

COUNTRY EMAIL@TEST.COM

Election Form

Please make your Stock Option exchange selection by clicking the ‘Exchange’ or ‘Do Not Exchange’ button for each Stock Option Price Range and then click ‘Submit’.

TO BE EFFECTIVE, THIS ELECTION FORM MUST BE SUBMITTED BEFORE THE EXPIRATION DATE OF 11:59 P.M., EASTERN TIME, ON JULY 7, 2009 .

Price Range $14.38 – $17.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range

		10 to 1			Exchange

		10 to 1			Do Not Exchange

10 to 1

Price Range $18.00 – $18.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		12 to 1			Exchange
		12 to 1			Do Not Exchange

Price Range $19.00 – $22.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		15 to 1			Exchange
		15 to 1			Do Not Exchange

Price Range $23.00 – $24.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
Exchange
		20 to 1			Do Not Exchange

Price Range $25.00 and above

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		35 to 1			Exchange
		35 to 1			Do Not Exchange

*	Please note that Fairchild Semiconductor International, Inc. will not issue any fractional restricted stock units. The amounts have been rounded down to the nearest whole number of restricted stock units after applying the applicable exchange ratio on a grant by grant basis.

☐ By checking this box, I acknowledge that I have read and agree to all of the terms and conditions of this Stock Option Exchange Offer as described below and in the Offer to Exchange.

I have received and reviewed the Offer to Exchange dated June 9, 2009 and the Form of Restricted Stock Unit Award Agreement (the “Award”). I have read carefully, understand and agree to be bound by all of the terms and conditions of the exchange offer as described in the Offer to Exchange and the Award, including the sections regarding the tax (including social insurance) and tax withholding consequences of participating in the exchange offer. I acknowledge that I am voluntarily participating in the exchange offer.

I understand that, upon acceptance by Fairchild Semiconductor International, Inc. (“Fairchild Semiconductor”), my election will constitute a binding agreement between Fairchild Semiconductor and me with respect to my eligible options that are accepted for cancellation and exchange, unless I submit a Change of Election with respect to my eligible options before 11:59 p.m., Eastern Time, on the expiration date of the exchange offer.

I understand that if I validly tender eligible options for exchange, and such eligible options are accepted for cancellation and exchange, I will receive restricted stock units and I will lose all of my rights to purchase any shares under the tendered eligible options.

Fairchild Semiconductor has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with Fairchild Semiconductor or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or Fairchild Semiconductor (or one of Fairchild Semiconductor’s subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment with Fairchild Semiconductor or any of its subsidiaries, and without additional severance payments. I understand that participation in the exchange offer will not alter or affect any provision of my employment relationship with Fairchild Semiconductor or any of its subsidiaries (other than to the extent that restricted stock units replace eligible options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any employment agreement). I understand that the new restricted stock units to be granted in the exchange offer do not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the exchange offer will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law. I understand that Fairchild Semiconductor will have the exclusive discretion to determine when I am no longer actively employed for purposes of the exchange offer.

I understand that this exchange offer is a discretionary program, and that Fairchild Semiconductor may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my eligible options that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that by accepting the exchange offer, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, Fairchild Semiconductor and/or any affiliate for the exclusive purpose of implementing, administering and managing my participation in the exchange offer.

I have been advised that Fairchild Semiconductor and/or any affiliate may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing Fairchild Semiconductor’s stock and other employee benefit plans and this exchange offer (“Data”). I have been advised that Data may be transferred to any third parties, including BNY Mellon, assisting in the implementation, administration and management of the exchange offer, that these recipients may be located in my country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than in my country. I have been advised that I may request a list with names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Fairchild Semiconductor’s stock and other employee benefit plans and this exchange offer. I have been advised that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock and other employee benefit plans and this exchange offer. I have been advised that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or if I am a resident of certain countries, refuse or withdraw the consents herein, in any case without cost, by contacting BNY Mellon in writing. I have been advised that refusing or withdrawing my consent under this paragraph may affect my ability to participate in this exchange offer.

I understand that my elections will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

FAIRCHILD SEMICONDUCTOR DOES NOT VIEW THE CERTIFICATION MADE BY

OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER

OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES

A WAIVER OF LIABILITY.

Click the ‘Submit’ button below to proceed with your election.

Click on the following links to view details of the Fairchild Semiconductor Stock Option Exchange Program:	•	Offer to Exchange Document, Frequently Asked Questions (FAQ)
	•	Form of Restricted Stock Unit Award Agreement

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center,

Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada

ELECTION CONFIRMATION

Please print this page for your records.

FIRST LAST ADDRESS 1 ADDRESS 2 ADDRESS 3 CITY STATE ZIP COUNTRY EMAIL@TEST.COM	[DATE, TIME]

Your current election(s) is/are reflected below.

Price Range $14.38 – $17.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	You elected the following:
		10 to 1			Exchange
10 to 1
10 to 1

Price Range $18.00 – $18.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	You elected the following:
		12 to 1			Exchange
12 to 1

Price Range $19.00 – $22.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	You elected the following:
		15 to 1			Exchange
15 to 1

Price Range $23.00 – $24.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	You elected the following:
		20 to 1			Exchange

Price Range $25.00 and above

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	You elected the following:
		35 to 1			Exchange
35 to 1

*	Please note that Fairchild Semiconductor International, Inc. will not issue any fractional restricted stock units. The amounts have been rounded down to the nearest whole number of restricted stock units after applying the applicable exchange ratio on a grant by grant basis.

Please be advised that you cannot change your election(s) after the Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on Tuesday July 7, 2009. However, you may return to this web site at any time before the Exchange Program expiration date/time to change your election(s).

Thank you for participating in this offer. Please print this page for your records.

Click on the following links to view details of the Fairchild Semiconductor Stock Option Exchange Program:	•	Offer to Exchange Document, Frequently Asked Questions (FAQ)
	•	Form of Restricted Stock Unit Award Agreement

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada

You have logged out of the

Fairchild Semiconductor International, Inc.

Employee Stock Option Exchange Program web site.

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center,

Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada

ELECTION SUMMARY/CHANGE OF ELECTION

Welcome back, FIRST.

FIRST LAST

ADDRESS 1

ADDRESS 2

ADDRESS 3

CITY STATE ZIP

COUNTRY

EMAIL@TEST.COM

Below is a list of your current eligible outstanding stock option grants that may be surrendered for exchange in the Stock Option Exchange Program. The elections(s) in the table below were made on [DATE, TIME]. If you would like to change your election to withdraw previously tendered eligible options or otherwise change your change your prior election, click the ‘Exchange’ or ‘Do not Exchange’ button for each eligible grant you intend to update, and then click ‘Submit’. If you would like to keep your elections below click on the ‘Log Out’ button. Your updated election must be made before 11:59 p.m., Eastern Time, on July 7, 2009.

Price Range $14.38 – $17.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range

		10 to 1			Exchange

		10 to 1			Do Not Exchange

10 to 1

Price Range $18.00 – $18.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		12 to 1			Exchange
		12 to 1			Do Not Exchange

Price Range $19.00 – $22.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		15 to 1			Exchange
		15 to 1			Do Not Exchange

Price Range $23.00 – $24.99

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
Exchange
		20 to 1			Do Not Exchange

Price Range $25.00 and above

Eligible Option Grants	Exercise Price	Exchange Ratio	Option Expiration Date	Restricted Stock Units to be Granted if Eligible Option Grants are Exchanged*	Make ONE Election for EACH price range
		35 to 1			Exchange
		35 to 1			Do Not Exchange

*	Please note that Fairchild Semiconductor International, Inc. will not issue any fractional restricted stock units. The amounts have been rounded down to the nearest whole number of RSUs after applying the applicable exchange ratio on a grant by grant basis.

You may return to this web site at any time before the Stock Option Exchange Program expiration date/time to change your election(s). Your final election(s) in place at the time the Stock Option Exchange Program expires will supersede any previous election(s).

Click on the following links to view details of the Fairchild Semiconductor Stock Option Exchange Program:	•	Offer to Exchange Document, Frequently Asked Questions (FAQ)
	•	Form of Restricted Stock Unit Award Agreement

The Fairchild Semiconductor Stock Option Exchange Program expires at 11:59 p.m., Eastern Time, on July 7, 2009.

If you have questions, contact the BNYMellon Shareowner Services call center, Monday through Friday between the hours of 8:00 a.m. to 12:00 a.m., Eastern Time, at:

1-866-223-7524 (From within the United States or Canada)

1-201-680-6892 (Call Collect, from outside the United States or Canada